CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 000-22026) of Rent-Way, Inc. of our report dated June 17, 2002 relating to the financial statements of Rent-Way, Inc. 401(k) Retirement Savings Plan, which appears in this Form 11-K.


/s/ PricewaterhouseCoopers LLP

Cleveland, Ohio
June 28, 2002